UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 18, 2015
Date of Report
(Date of earliest event reported)

Access National Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-49929	82-0545425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA 20191
(Address of principal executive offices) (Zip Code)

(703) 871-2100
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Access National Corporation (Nasdaq: ANCX) announced on June 19, 2015 that Chairman James Jadlos resigned from the Board of Directors on and effective June 18, 2015, citing the need to focus significant time and energy on a new, non-competing business interest.  A copy of the press release summarizing the announcement is attached hereto as Exhibit 99.1.

Item 8.01           Other Events

Access National Corporation (Nasdaq: ANCX) also announced on June 19, 2015 that on and effective June 18, 2015, its Board of Directors elected Director Michael Anzilotti as Chairman of the Board and Director Martin Friedman as Vice Chairman.   A copy of the press release summarizing the announcement is attached hereto as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(a) -	Not applicable.

(b) -	Not applicable.

(c) -	Not applicable.

(d)	Exhibits.

Exhibit 99.1

Press Release dated June 19, 2015, regarding resignation of Chairman James Jadlos from the Board of Directors, election of Director Michael Anzilotti as Chairman, and election of Martin Friedman as Vice Chairman, all on and effective June 18, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS NATIONAL CORPORATION
(Registrant)

Date:	June 19, 2015	By:	/s/ Michael W. Clarke
		Name:	Michael W. Clarke
		Title:	President & Chief Executive Officer